UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12
Mercator Partners Acquisition Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

ALEX MANDL, DIDIER DELEPINE AND HOWARD JANZEN TO JOIN
BOARD OF MERCATOR PARTNERS
Reston, Virginia — September 14, 2006 — Mercator Partners Acquisition Corp. (OTCBB: MPAQ, MPAQB; “Mercator Partners”) today announced that Alex Mandl, Didier Delepine and Howard Janzen have agreed to join the Company’s Board of Directors upon completion of the acquisitions of Global Internetworking, Inc. (“GII”) and European Telecommunications and Technology, Ltd. (“ETT”). Mercator Partners intends to change its name upon the business combination to Global Telecom & Technology, Inc. (“GTT”).
Mr. Mandl is Executive Chairman of Gemalto N.V., the global leader in digital security and a leading provider of smart card technologies with revenues of more than $2 billion. Gemalto is the result of the merger between Axalto and Gemplus International where Mr. Mandl served as President and CEO from September 2002 to June 2006. Mr. Mandl is also currently a member of the Board of Directors of Dell Inc. Previously, Mr. Mandl was Chairman and CEO of Teligent Inc. Prior thereto, Mr. Mandl was President and Chief Operating Officer of AT&T.
Mr. Delepine previously served as President and CEO and Chairman of the Management Board of Equant, a leader in data global networking and managed communications solutions for multinational organizations and a precursor of VNO services offering. Under his leadership, Equant’s revenue grew from $300 million to $3 billion by 2003. Equant was acquired by France Telecom S.A. in 2005. Delepine is a member of the Board of Directors of Viatel Ltd. He is on the Ciena and CSMG-Adventis Board of Advisors.
Mr. Janzen most recently served as President of Sprint Business Solutions, the business unit serving Sprint’s business customer base with almost 10,000 employees and $12 billion in annual revenue, from January 2004 to September 2005. Previously, Mr. Janzen was President of Sprint’s Global Markets Group, responsible for Sprint’s long distance service for both consumer and business customers. Mr. Janzen is currently a member of the Board of Directors of Sonus Networks, Inc.
In a joint statement, Messrs. Mandl, Delepine and Janzen stated “We are pleased to have the opportunity to become a part of the Board of GTT and look forward to working with telecommunications leaders Brian Thompson and Morgan O’Brien to create a global VNO leader. VNOs offer a powerful value proposition for enterprise, government and carrier customers with complex and diverse communications requirements.”
H. Brian Thompson, Chairman of Mercator Partners, stated “I am very confident that these widely recognized leaders of the communications industry will be part of a unique board that will ensure that GTT will be able to attract and retain customers looking for real focus on their current and future needs. Their experience and world-wide relationships will be invaluable contributors as we strive to meet our goal of building a $400-$500 million VNO business over the next three to four years through organic growth and acquisitions.” Mr. Thompson will serve as Executive Chairman of GTT. Mr. Thompson added “Having Morgan O’Brien, Alex Mandl, Didier Delepine and Howard Janzen on GTT’s Board is an important development in our efforts to build a world class management team and Board of Directors for GTT.” Michael Keenan, the current CEO of GII, who will become CEO of GTT upon closing of the acquisitions, noted “Having the guidance of a Board of this caliber should help us greatly in successfully implementing the GTT business plan.”

About Mercator Partners Acquisition Corp.
Mercator Partners is a blank check company that was formed for the specific purpose of consummating a business combination. It raised proceeds of approximately $59.5 million through its initial public offering consummated in April 2005 and since the offering has dedicated its time to seeking and evaluating business combination opportunities in the communications industry. On May 24, 2006, Mercator Partners announced definitive agreements to acquire VNOs ETT and GII.
VNOs are facilities-free, technology-neutral telecommunications providers. VNOs leverage the infrastructure of multiple asset-based telecommunications carriers to create highly customized cost-effective solutions for larger enterprise, government and carrier customers whose complex communication requirements typically transcend the capabilities of any single facilities-based provider. The VNO model is also typically attractive to customers with diverse or international telecommunications requirements.
***************************
This press release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.
Stockholders of Mercator Partners are advised to read Mercator Partners’ preliminary proxy statement and, when filed, its definitive proxy statement in connection with Mercator Partners’ solicitation of proxies for a special meeting of stockholders to consider the approval of the acquisitions of GII and ETT. The preliminary proxy statement contains, and the definitive proxy statement, when available, will contain, important information about Mercator Partners, GII, ETT and the proposed acquisitions. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisitions. Stockholders may also obtain a copy of the preliminary proxy statement and, when filed, the definitive proxy statement without charge, by directing a request to: Mercator Partners Acquisition Corporation, 11911 Freedom Drive, Suite 590, Reston, VA 20190. The preliminary proxy statement and definitive proxy statement, once available, as well as any other relevant documents that Mercator Partners files with the U.S. Securities and Exchange Commission, can also be obtained, without charge, at the Commission’s internet site, www.sec.gov
Mercator Partners and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Mercator Partners’ stockholders to be held to approve the acquisitions of GII and ETT. Information regarding Mercator Partners’ directors and executive officers is available in its Form 10-K for the year ended December 31, 2005 and the preliminary proxy statement, as such information may be supplemented in the definitive proxy statement when filed with the U.S. Securities and Exchange Commission.